EXHIBIT 31.1

          Servicer's Sarbanes-Oxley Certification (2002 Transactions)

                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                       MORTGAGE PASS-THROUGH CERTIFICATES,

                      SERIES SET FORTH ON EXHIBIT I HERETO

            I, Gary K. Bettin, a Senior Vice President of Bank of America, N.A., certify that:

1. I have reviewed the annual reports on Form 10-K for the calendar year 2003 and all monthly current reports on Form 8-K containing a copy of the monthly statement to certificateholders (the "Distribution Date Statements") delivered pursuant to Section 4.03(b) of the Pooling and Servicing Agreements listed on Exhibit I hereto (each, an "Agreement") filed in respect of periods included in the year covered by such annual reports of the trusts (each, a "Trust") formed pursuant to such Agreements;

2. Based on my knowledge, with respect to each Trust, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by each master servicer under each Agreement for inclusion in the related Trust's Distribution Date Statements is included in these reports;

4. I am responsible for reviewing the activities performed by each master servicer under each Agreement and based upon my knowledge and the annual compliance review required under each Agreement, and except as disclosed in the reports, each master servicer has fulfilled its obligations under each Agreement;

5. The reports disclose all significant deficiencies relating to each master servicer's compliance with the minimum servicing standards, based upon the reports provided by each independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: The Bank of New York.

                                       By:/s/ Gary K. Bettin
                                          --------------------------------------
                                          Name:  Gary K. Bettin
                                          Title: Senior Vice President

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                                    EXHIBIT I

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
PARTIES                                                                                       DATE OF POOLING AGREEMENT      SERIES
=========================================================================================     ============================   ======
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     January 24, 2002               2002-A
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     January 24, 2002               2002-1
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     February 21, 2002              2002-B
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     February 21, 2002              2002-2
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     March 26, 2002                 2002-3
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     April 25, 2002                 2002-4
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     April 25, 2002                 2002-C
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     April 26, 2002                 2002-5
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     May 23, 2002                   2002-D
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     May 23, 2002                   2002-E
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     June 26, 2002                  2002-F
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     June 25, 2002                  2002-6
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     June 26, 2002                  2002-G
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     July 25, 2002                  2002-7
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     July 25, 2002                  2002-H
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     August 27, 2002                2002-I
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     September 26, 2002             2002-J
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     September 27, 2002             2002-K
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     August 27, 2002                2002-8
Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     September 26, 2002             2002-9

Bank of America Mortgage Securities, Inc., Bank of America, N.A. and The Bank of New York     October 24, 2002, as
                                                                                              amended by Amendment No. 1,
                                                                                              dated January 30, 2004        2002-10
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